UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 27, 2014, the following newsletter was posted on the Pepco Holdings, Inc. (Pepco Holdings) intranet and emailed to all employees of Pepco Holdings and Exelon Corporation.

Exelon Pepco Holdings Inc TEGRATION June 26, 2014 INFORMATION Issue 3 Integration Core Team Kickoff Dear Colleagues, Last week, we held the Integration Core Team kickoff at PHI headquarters in Washington to get everyone grounded in the task before us and to begin the process of developing the detailed strategies and action plans necessary to bring the companies together. Bill Von Hoene, senior executive vice president and chief strategy officer, Exelon, who is serving as the chair of the Integration Office Steering Committee, opened the meeting saying that the “real test of a merger’s success rests with the integration process.” We are committed to meeting that challenge, and are pleased by the engagement and progress we made on our first day together as a team. In the morning, we participated in a series of briefings. Our colleagues from Exelon and PHI Legal reviewed some important rules of the road, emphasizing that during this regulatory approval and integration planning period we must operate our two companies as entirely independent businesses. The companies cannot make business decisions for each other, nor can we share competitively sensitive information without first seeking counsel from Exelon Legal or PHI Legal. (See Rules of the Road on page 3.) We also reviewed roles and responsibilities, and the high level merger approval and integration timeline, which is included in this newsletter. We spent time clarifying the mission of the Integration Core Team versus the Business Area Teams (BATs), which are in the process of being formed. Essentially, the Core Team—made up of 12 people, plus the project management office (PMO) leads and ourselves—will be providing strategic enterprise-wide guidance throughout the integration process. In contrast, the BATs—which will number well over 100 people from across both companies—are tasked with analyzing the detailed data and the current functional structures, and using what they learn to design an organization that is ready for safe, reliable operations on Day One and success thereafter. As you would expect, we have a set of principles guiding our work: intelligent decision making that has the best interests of the companies in mind; courage to make tough calls with sensitivity and fairness; transparency, respect and honesty in our communications; the pursuit of best practices; and excellence. We recognize that integrating two companies can be an emotional undertaking. You can be assured that we are committed to our guiding principles, and will work hard to uphold them to ensure a fair and successful integration process. Best regards, Carim Khouzami Donna Kinzel

INTEGRATION INFORMATION Issue 3: June 26, 2014 Exelon-PHI Merger Timeline As shown in the two timelines below, there are regulatory and integration tracks underway to accomplish the merger. Regarding the integration track, we are currently in the Set-Up Phase, where our main focus has been on setting up the Integration Core Team and Business Area Teams (BATs) and laying the groundwork to ensure the process runs smoothly once the Analysis Phase officially kicks off on July 30. That’s when the first meeting of the Core and BAT teams will take place. Although some baseline data on how each company operates is being gathered now, the Analysis Phase is when the bulk of data gathering will occur. During this phase we will focus on identifying structural and functional differences between the organizations, particularly Exelon’s Business Services Company (BSC) and PHI’s Shared Services organizations. During the Design Phase, which is expected to begin this fall, the teams will create a roadmap to bridge any identified gaps and develop the following: the processes that need to be in place on Day One of the completed merger to ensure continuity and smooth operations, and the end-state organizational design and operating model for the merged company. In addition, the teams will be looking for opportunities to achieve synergies and cost efficiencies. The Implementation Planning and Implementation Phase will begin in the April/May timeframe in 2015. As part of their efforts, the team will be planning for the first 100 days of the combined company after the transaction close and then implementing that plan. They also will be planning for longer term organizational alignment and then executing against that plan post-close. Merger Timelines Regulatory Integration Prepare testimony and Receive procedural schedules; participate in Final approvals and anticipated submit filings approval proceedings deal close, Q2/Q3 2015 FERC, VA, DC, DE & NJ Filings MD Filing Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Aug Sep Implementation planning and Setup Analyze Design implementation Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Aug Sep

INTEGRATION INFORMATION Issue 3: June 26, 2014 About Exelon Generation: Nuclear and Power Exelon Generation includes Exelon Nuclear, Exelon Power and Constellation (we’ll cover Constellation in a future issue of IN). This business unit of Exelon is a leading national competitive power generator, with owned generating assets as of year-end 2013 totaling nearly 35,000 megawatts including 19,165 megawatts of clean nuclear energy from 22 units in Illinois, Pennsylvania, Maryland, New Jersey and New York; and 15,566 megawatts of non-nuclear generation, including (in order of megawatt capacity) natural gas, coal, hydro, oil, wind, solar and landfill gas energy in 18 states and Canada. (Exelon also operates the Ft. Calhoun nuclear generating station, owned by the Omaha Public Power District.) In 2013, Exelon Nuclear-operated facilities achieved an average capacity factor of 94.12 percent, the 14th consecutive year above 92 percent and best since 2007, and produced 133.967 million megawatt-hours of electricity, its best ever, while completing nine refueling outages. Exelon Power’s fleet provided more than 37 million megawatt-hours of reliable generation in 2013, and its wind/solar energy capture was 93.7 percent. Generation data as of year-end 2013. Rules of the Road While Exelon and PHI work together to obtain necessary regulatory approvals and to close the transaction (see page one), the companies must operate as entirely separate businesses. This means that Exelon may not make business decisions for PHI and vice versa. In addition, the companies may not exchange competitively sensitive information, and must be careful not to do anything that hinders either entity’s ability to operate successfully on its own were the transaction not to close. This is an important and sometimes complicated topic. If you have any questions, please discuss with the Legal department. Have Questions or Feedback? Bringing companies together is a complicated and lengthy process and is sure to raise questions and ideas. Please share them with us! We’ll provide answers in FAQs that we will be publishing on our corporate intranets about once a month. Please keep in mind that the merger is a work in progress and some answers will not be immediately available. To ask your question or share your idea, please click the link for your company below: Exelon employees, click here. PHI employees, click here. To read the published Q&As, click on the following links: Exelon employees, click here. PHI employees, click here.

INTEGRATION INFORMATION Issue 3: June 26, 2014 Cautionary Statements Regarding Forward-Looking Information Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive. Additional Information and Where to Find It This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Merger Solicitation Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. IN is scheduled for publication every other Thursday by Exelon and PHI Corporate Communications, subject to merger events. Supervisors, please share with team members who do not have email or regular intranet access.